LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
QUARTERLY DIVIDEND

Waco, TX – January 21, 2011 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced that its quarterly dividend of $0.20 per share would be paid on or about March 15, 2011, for shareholders of record as of February 4, 2011.  The announcement follows the schedule for dividend payments throughout the company’s 2011 fiscal year, which was released on April 26, 2010, and the amount is adjusted for the 5-for-4 stock split, which took place on December 31, 2010.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.”  Since its incorporation in 1991, Life Partners has completed over 127,000 transactions for its worldwide client base of 27,000 high net worth individuals and institutions in connection with the purchase of over 6,400 policies totaling more than $2.8 billion in face value.

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LPHI-D

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
254-751-7797
info@LPHI.com
www.lphi.com

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